Exhibit 10.4

POWER-ONE, INC.

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

EMPLOYEE STOCK APPRECIATION RIGHT AGREEMENT

THIS AGREEMENT, dated as of [•], 2011 (the “Agreement”), between Power One, Inc., a Delaware corporation (the “Company”), and                    (“Employee”).

R E C I T A L

WHEREAS, pursuant to the Power-One Inc., Amended and Restated 2004 Stock Incentive Plan (the “Plan”), the Company has granted to Employee effective as of [•], 2011 (the “Award Date), an award of stock appreciation rights (“SARs”) with respect to [•] Shares upon the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.                                       Grant of SARs.  This Agreement evidences the Company’s grant to Employee of SARs, on the terms and conditions set forth herein and in the Plan, with respect to [•] Shares with a base price (the “Base Price”) of $[•] per share.  The SARs will expire on the tenth anniversary of the date of this Agreement (the “Expiration Date”).

3.                                       Consideration to the Company.  In consideration of the granting of the SARs by the Company, Employee agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe.  Nothing contained in this Agreement or in any other documents related to the Plan shall confer upon Employee any right to continue in the employ of the Company or constitute any contract of employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the employment of Employee, with or without Cause.

4.                                       Exercisability of SARs.  Except as earlier permitted by or pursuant to Section 7 of the Plan or by resolution of the Committee adopted after the date hereof, the SARs shall become exercisable in installments as to one-third (33.33%) of the total number of Shares set forth in paragraph 2 hereof (subject to adjustment) on each of the first, second, and third anniversaries of the Award Date.

5.                                       Continuing Right to Purchase Cumulatively.  If Employee does not exercise all or any part of the SARs to which Employee is entitled on the vesting date, Employee has the right cumulatively thereafter to exercise the SARs not so exercised and such right shall continue until the SARs terminate or expire.  The SARs shall only be exercisable in respect of whole Shares, and fractional Share interests shall be disregarded.  At least 100 SARs must be exercised at one time unless the number exercised is the total number at the time exercise.

6.                                       Method of Exercise of SARs and Settlement of SARs.

(a)  The SARs shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:  (i) a written notice stating the number of SARs to be exercised or by the completion of such other administrative exercise procedures as the Administrator may require from time to time; (ii) any written statements or agreements required pursuant to Section 8.1 of the Plan; and (iii) satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

(b)  Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the SARs, Employee will be entitled to receive payment in cash of an amount (subject to the tax withholding provisions of Section 6(a), above) determined by multiplying: (i) the difference (but not less than zero) obtained by subtracting the Base Price of the SARs being exercised from the per-share Fair Market Value of the Common Stock as of the date of exercise, by the number of SARs being exercised.  The Employee shall have no further rights with respect to any SARs that are paid or that terminate pursuant to the terms of this Agreement.

7.                                       Termination of Employment.  The SARs and all other rights hereunder, to the extent not exercised, will terminate and become null and void upon Employee’s termination of employment, except that:

(a)  if Employee terminates for any reason other than death, Disability or for Cause, Employee has 90 days after the date of termination to exercise the SARs to the extent the SARs were exercisable on the date of termination;

(b)  if Employee is terminated for Cause, the SARs shall lapse immediately upon Employee’s termination of employment;

(c)  if Employee terminates as a result of a Disability, or if Employee suffers a Disability within 90 days of a termination of employment under subsection (a) above, Employee or Employee’s personal representative may exercise the SARs, to the extent the SARs were exercisable on the date of Employee’s termination of employment, within a period of 180 days from the date of Disability (or, if earlier, termination of employment);

(d)  if Employee dies while in the employ of the Company, or within 90 days after a termination described in subsection (a) or (c) of this Section 7, then Employee’s beneficiary may exercise the SARs, to the extent the SARs were exercisable on the date of Employee’s termination of employment, within a period of 180 days after the date of Employee’s death (or, if earlier, Employee’s termination of employment);

provided, however, that in no event may the SARs be exercised by anyone under this Section 7 or otherwise after the Expiration Date.  In other words, in no event may the SARs be exercised by anyone under this Section 7 or otherwise after the Expiration Date.

8.                                       Termination of SARs Under Certain Events.  As permitted by Section 7.2 of the Plan, the Administrator retains the right to terminate the SARs to the extent not previously exercised upon an event or transaction in which the Company does not survive.

9.                                       Non-Transferability of SARs.  The SARs and any other rights of Employee under this Agreement or the Plan are nontransferable.

10.                                 Assignments.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other.

11.                                 Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to Employee at the address given beneath Employee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.                                 Plan.  The SARs and all rights of Employee under this Agreement are subject to, and Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to stock appreciation rights.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  Employee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other paragraphs of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13.                                 Definitions

(a)  “Cause” means a determination by the Committee that the Participant: (a) has committed a material breach of the Participant’s duties and responsibilities (other than as a result of incapacity due to a total disability); or (b) has been convicted of a felony, or entered a plea of guilty or nolo contendere with respect to such a crime; or (c) has violated any fiduciary duty or duty of loyalty owed to the Company; or (d) has been generally incompetent or grossly negligent in the discharge of the Participant’s duties and responsibilities; or (e) has violated in any material respect any of the Company’s established employment policies in effect from time to time.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Employee has hereunto set his or her hand.

THE COMPANY”	“THE EMPLOYEE”

Power One, Inc.	Accepted By:

Date Accepted On:
By: Tina D. McKnight
Title: Secretary & General Counsel
Address